UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 7, 2011 (March 5, 2011)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	333-141714 (Commission File No.)	98-0505100 (I.R.S. Employer Identification Number)
405 Lexington Avenue
New York, NY 10174
(Address of principal executive
office)
Registrant’s telephone number, including area code (212) 915-9150
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
In connection with the announcement of the proposed sale of our GTA business to Kuoni Travel Holding Ltd. (“Kuoni”) as described below, Travelport anticipates disclosing to the lenders under its senior secured credit agreement certain information set forth below that has not been previously reported.
The Company estimates Net Revenue and Adjusted EBITDA for the year ended December 31, 2010 were $1,996 million and $545 million, respectively, for Travelport, excluding GTA, and $294 million and $84 million, respectively, for GTA for 2010. As at September 30, 2010, on a pro forma basis for the proposed sale of GTA, discussed below, the Company’s net debt was $2,761 million. In addition, total GDS segments were approximately 349 million for 2010, and total transaction volume for GTA was $1,887 million for 2010.
Adjusted EBITDA is a non-GAAP financial measure and is defined as EBITDA adjusted to exclude the impact of purchase accounting, impairment of goodwill and intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts, non-cash equity-based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations.
The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01	Other Events.
On March 5, 2011, we reached an agreement to sell the Company’s GTA business to Kuoni for gross consideration of $720 million, subject to certain closing adjustments based on minimum cash and working capital targets at the time of closing. The proposed sale is subject to the majority approval of our bank lenders and the approval by the shareholders of Kuoni of a capital increase to finance the transaction. The net proceeds from the sale will be used to repay certain of the indebtedness outstanding under our senior secured credit agreement. The transaction is scheduled to be completed in May 2011.
A copy of the press release issued on March 7, 2011 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press Release, dated March 7, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, Chief Administrative Officer and General Counsel

Date: March 7, 2011

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated March 7, 2011 (March 5, 2011)
EXHIBIT INDEX

99.1	Press Release, dated March 7, 2011.